As filed with the Securities and Exchange Commission on July 6, 2000

                                                  Registration No. _____
===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                                 REGISTRATION
                  STATEMENT UNDER THE SECURITIES ACT OF 1933

                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                     51-0384117
         (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)

                           STEFAN-GEORGE-RING 19-23
                            D-81929 MUNICH, GERMANY
                              (011-49-89-993-150)
         (Address of Principal Executive Offices, Including Zip Code)

                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                           1998 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                                 ANDREAS EDER
                      CHAIRMAN OF THE BOARD OF DIRECTORS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           STEFAN-GEORGE-RING 19-23
                            D-81929 MUNICH, GERMANY
                    (Name and Address of Agent for Service)
                              (011-49-89-993-150)
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                             JOSEPH M. BERL, ESQ.
                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                         1001 PENNSYLVANIA AVENUE, NW
                                  SIXTH FLOOR
                            WASHINGTON, D.C. 20004
                                (202) 347-0066
                    =======================================
                        CALCULATION OF REGISTRATION FEE
============================================================================

                                                         Proposed
                                                         --------
                                                         Maximum              Proposed
                                                         -------              --------
                                      Amount             Offering             Maximum             Amount of
                                      ------             --------             -------             ---------
      Title of Securities              to be              Price              Aggregate          Registration
      -------------------              -----              -----              ---------          ------------
       to be Registered             Registered          Per Share(1)       Offering Price(1)         Fee
       ----------------             ----------          ---------          --------------            ---
--------------------------------------------------------------------------------------------------------------
Common Stock,    $0.001             3,000,000            $5.313           $15,939,000          $4,207.90
------------     ------             ---------            ------           -----------          ---------
par value        par value
---------        ---------
                 per share
                 ---------
---------------------------------------------------------------------------------------------------------------
==========================================================================================================
(1) Calculated solely for purposes of this offering pursuant to Rule 457(h)(1) of the Securities Act of
1933, as amended, on the basis of the average of the high and low prices of the Common Stock on July 3, 2000 which is within five business days prior to the date of filing.

     The purpose of this Form S-8 Registration Statement is to register 3,000,000 shares of Registrant's Common Stock, $0.001 par value (the "Shares"), for issuance under Registrant's 1998 Stock Incentive Plan (the "Plan").

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information:     *

Item 2.   Registrant Information and Employee Plan Annual Information*

          * Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person resident in the United States eligible to participate in the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
          Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          1. Registrant's Annual Report on Form 10-K (File No. 000-25677) for the year ended December 31, 1999 filed on March 30, 2000 and amended on May 1, 2000.

          2. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1999.

          3.   Registrant's Form 8-A (File No. 000-25677) filed pursuant to
               Section 12 of the Exchange Act containing a description of the terms, rights and provisions of the Registrant's Common Stock, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by referenced in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by
Section 102(b)(7) of the Delaware General Corporation Law, and also provides that Registrant may indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

          The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          EXHIBIT
          NUMBER       EXHIBIT
          -------      -------
             4         Instruments Defining Rights of Stockholders. Reference is
                       made to Registrant's Registration Statement on Form 8-A, which is incorporated by reference in Item 3 of this Registration Statement.

             5 Opinion of Powell, Goldstein, Frazer & Murphy, LLP re: validity of securities registered

            23(a)      Consent of Ernst & Young (certified public accountants)

            23(b) Consent of Grant Thornton SpA (certified public accountants)

            23(c) Consent of Powell, Goldstein, Frazer & Murphy LLP (counsel) included in Exhibit 5

            24         Power of Attorney, included on signature page.

ITEM 9.   UNDERTAKINGS

               (a)  The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Germany, on July 6, 2000.

                                   CYBERNET INTERNET SERVICES
                                   INTERNATIONAL, INC.


                                   By:   /s/ Andreas Eder
                                        ------------------------------------
                                        Andreas Eder
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below constitutes and appoints each of Robert Fratarcangelo and Andreas Eder, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                        DATE
---------                     -----                                        ----

  /s/ Andreas Eder            Chairman of the Board of Directors,          June 19, 2000
--------------------------    President and Chief Executive Officer
Andreas Eder                  (Principal Executive Officer)


  /s/ Robert Fratarcangelo    Director and Secretary                       June 18, 2000
--------------------------
Robert Fratarcangelo


  /s/ Hubert Besner           Director                                     June 16, 2000
--------------------------
Dr. Hubert Besner


 /s/ Tristan Libischer        Director                                     June 19, 2000
--------------------------
Tristan Libischer


  /s/ G.W. Norman Wareham     Director                                     June 20, 2000
--------------------------
G. W. Norman Wareham


  /s/ Paoli di Fraia          Chief Financial Officer and Treasurer        June 19, 2000
--------------------------    (Principal Financial and Accounting
Paoli di Fraia                Officer)


                                 EXHIBIT INDEX

     Exhibits                                Description                                                 Page

        4      Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
               Registration Statement on Form 8-A, which is incorporated by reference in
               Item 3 of this Registration Statement

        5      Opinion of Powell, Goldstein, Frazer & Murphy LLP re: validity of securities               8
               registered

       23      Consents of Experts and counsel:

               (a)  Consent of Schitag Ernst & Young (certified public accountants)                       9
               (b)  Consent of Grant Thornton SpA (certified public accountants)                          9
               (c)  Consent of Powell, Goldstein, Frazer & Murphy LLP (counsel): included in              9
                    Exhibit 5

       24      Power of Attorney: included on signature page